Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 11, 2020
BUTLER NATIONAL CORPORATION ANNOUNCES First QUARTER FISCAL YEAR 2021 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, September 11, 2020, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the first quarter fiscal 2021 ended July 31, 2020.  In conjunction with the release, the Company has scheduled a conference call Tuesday, September 15, 2020 at 10:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2021 Financial Results Conference Call

When: Tuesday, September 15, 2020 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2021.

Historical selected financial data related to all operations:
	Quarter Ended July 31		Quarter Ended April 30
	(In thousands)		(In thousands)
	2020	2019	2020	2019
Revenue	$12,989	$17,016	$12,617	$15,717
Operating Income (Loss)	128	3,521	(2,330)	746
Net Income (Loss)	(15)	2,061	(1,392)	283
Total Assets	98,488	92,739	94,918	48,902
Long-term obligations	45,516	45,151	46,187	4,709
Stockholders' Equity	37,392	36,539	37,804	34,344
Weighted Average Shares - Diluted	74,386	68,271	68,308	64,045
Earnings Per Share	$0.00	0.03	(0.02)	$0.00
New Product Research and Development Cost	763	397	703	655

Management Comments

“The quarter-ended July 31, 2020 continued a strong start to fiscal year 2021 for the Aerospace Products segment. The Professional Services segment was again impacted by the forced closure of the Boot Hill Casino & Resort due to COVID-19. Revenue decreased 24% to $13.0 million in the three months ended July 31, 2020, as compared to $17.0 million in the three months ended July 31, 2019. The decrease in revenue reflects a decrease of 14% in Aerospace Products revenue and a decrease of 34% in Professional Services revenue. We continue to focus on growth in international markets, solutions for regulatory mandates and the development of new supplemental type certificates (“STCs”). This includes significant efforts in South America, Europe, Africa, and Asia.

First quarter fiscal 2021 net loss was $15,000 compared to a net income of $2.1 million in the first quarter fiscal 2020. First quarter fiscal 2021 operating margin was 1% compared to 21% in first quarter fiscal 2020. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

During the three months ending July 31, 2020, we invested approximately $763,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue decreased 34% for the three months ended July 31, 2020 to $5.4 million compared to $8.1 million in the three months ended July 31, 2019. Costs decreased 11% in the three months ended July 31, 2020 to $3.4 million compared to $3.9 million for the three months ended July 31, 2019. Costs were 64% of segment total revenues in the three months ended July 31, 2020, as compared to 48% of segment total revenues in the three months ended July 31, 2019. Expenses decreased 9% in the three months ended July 31, 2020 to $2.7 million compared to $3.0 million in the three months ended July 31, 2019. Expenses were 51% of segment total revenues in the three months ended July 31, 2020, as compared to 37% of segment total revenues in the three months ended July 31, 2019. There was an operating loss of $791,000 in the three months ended July 31, 2020 compared to an operating income of  $1,249,000 in the three months ended July 31, 2019.

Aerospace Products:

Revenue decreased 14% to $7.6 million in the three months ended July 31, 2020, compared to $8.9 million in the three months ended July 31, 2019. The decrease in revenue was due to a decrease of $2.4 million in avionics business and a $1.1 million increase in modification business. Costs increased by 3% in the three months ended July 31, 2020 to $5.1 million compared to $5.0 million for the three months ended July 31, 2019. Costs were 67% of segment total revenue in the three months ended July 31, 2020, as compared to 56% of segment total revenue in the three months ended July 31, 2019. Expenses decreased 2% in the three months ended July 31, 2020 to $1.6 million compared to $1.7 million in the three months ended July 31, 2019. Expenses were 21% of segment total revenue in the three months ended July 31, 2020, as compared to 18% of segment total revenue in the three months ended July 31, 2019. Operating income from Aerospace Products decreased 60% to $919,000 in the three months ended July 31, 2020 from $2.3 million in the three months ended July 31, 2019.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of July 31, 2020, our backlog totaled approximately $20.6 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjet, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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